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SCHEDULE 14A

(RULE 14a-101)
 INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
VIANT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIANT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 20, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Viant Corporation, a Delaware corporation (the "Company"), will be held on June 20, 2002, at 10:00 a.m. local time, at the Wyndham Hotel—Boston, located at 89 Broad Street, Boston MA 02110, for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class III directors to the Board of Directors, for a term of three years expiring upon the 2005 Annual Meeting of Stockholders or until such director's successor is elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on May 28, 2002, are entitled to receive notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to (i) mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, (ii) vote by telephone or (iii) vote over the Internet. Stockholders attending the meeting may vote in person even if they have returned a proxy.

                      Sincerely,
                      /s/ Robert L. Gett
                      Robert L. Gett
                      Chairman and Chief Executive Officer

Boston, Massachusetts
May 29, 2002

VIANT CORPORATION

PROXY MATERIAL FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

JUNE 20, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of Viant Corporation, a Delaware corporation (the "Company"), for use at its 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 20, 2002, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purpose set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of the Stockholders. The Annual Meeting will be held at the Wyndham Hotel—Boston, located at 89 Broad Street, Boston MA 02110. The Company's telephone number is (617) 531-3700.

        These proxy solicitation materials were mailed on or about June 3, 2002 to all stockholders entitled to vote at the meeting.

RECORD DATE: OUTSTANDING SHARES

        Stockholders of record at the close of business on May 28, 2002 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 49,176,411 shares of the Company's common stock, $0.001 par value, were issued, of which 2,714,000 was held by the Company as treasury stock, and held by 281 stockholders of record.

VOTING BY TELEPHONE OR OVER THE INTERNET

        You may cast your votes for the proposals set forth in this Proxy Statement by telephone or over the Internet. To vote by telephone or over the Internet, you will need the voter control number on your proxy to be able to submit your vote. Further instructions and information are contained on the proxy delivered with this Proxy Statement. You will be responsible for all Internet access costs if you chose to vote over the Internet.

REVOCABILITY OF PROXIES

        Proxies given pursuant to this solicitation may be revoked at any time before they have been used. Revocation will occur by delivering a written notice of revocation to the Secretary of the Company prior to the Annual Meeting or by executing a proxy bearing a later date. Your attendance at the Annual Meeting, in and of itself, may not revoke a prior dated proxy. If your shares are held by a broker or other fiduciary, you must contact them to revoke your proxy.

VOTING AND SOLICITATION

        Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. Stockholders will not be allowed to cumulate their votes in the election of directors. In the election of directors, each stockholder will be entitled to vote for each nominee and the nominees with the greatest number of votes will be elected.

        The cost of soliciting proxies will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telefax. The Company has hired Georgeson Shareholder Communications, Inc. to solicit proxies on its behalf. The estimated cost of this solicitation is approximately $8,000.00.

QUORUM; ABSENTATIONS; BROKER NON-VOTES

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares which are entitled to vote and which are present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

        The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of or opposed to approving any matter submitted to the stockholders for a vote. Any proxy which is not marked as to a particular item will be voted for the election of the Class III directors and for the confirmation of the appointment of the designated independent accountants and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

        If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter.

        The Company believes that the matters in this Proxy Statement are "routine" and that brokers and other fiduciaries who hold your shares on your behalf will have discretionary authority to vote your shares if you do not provide any instructions to them.

        The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSAL

        Stockholder proposals which are intended to be presented at the Company's 2003 Annual Meeting must be received by the company no later than December 31, 2002 in order to be included in the proxy statement and form of proxy for that meeting.

        Stockholder proposals that are intended to be presented by stockholders of the Company at the 2003 Annual Meeting, even if they are not intended to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, must also be received by the Company no later than December 31, 2002.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

        Pursuant to the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors currently consists of seven (7) authorized directors, divided into three (3) classes serving staggered terms of three (3) years. Currently there is one (1) director in Class I, two (2) directors in Class II and two (2) directors in Class III. Two (2) Class III directors are to be elected at the Annual Meeting. The form of proxy delivered with this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named therein. The Class I director and Class II directors shall stand for re-election at our 2003 and 2004 Annual Meeting of Stockholders, respectively. The Class III directors elected at this Annual Meeting will hold office until the 2005 Annual Meeting of Stockholders or until each director's successor has been duly elected and qualified.

        In the event that any person becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unavailable to serve.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

        The following table sets forth information concerning the nominees for election as Class III directors at the Annual Meeting, including information as to such nominee's age as of the Record Date, position with the company and business experience.

Name of Nominee	Age	Position
Robert L. Gett	51	Chairman and Chief Executive Officer
William E. Kelvie(1)	54	Director

(1)
Member of Audit Committee

        Robert L. Gett has served as Chairman of the Board, Chief Executive Officer and director of Viant since December 2001. From November 1996 to December 2001, Mr. Gett served as President and Chief Executive Officer and director of Viant. From August 1990 to October 1996, Mr. Gett was the President-North America and was on the board of directors for Cambridge Technology Partners (Massachusetts), Inc., a technology consulting and systems integration firm. From April 1988 to July 1990, Mr. Gett was President of Fidelity Software Development Company, a subsidiary of Fidelity Investments, a financial services company. From January 1982 to March 1988, Mr. Gett served as Managing Director and Chief Information Officer of Smith Barney, Inc., a financial services company. Mr. Gett holds a BS in Mathematics from Indiana University of Pennsylvania and an MS in Technology Management from American University.

        William E. Kelvie has served on Viant's Board of Directors since June 1999. Mr. Kelvie has also served as a director of HomeStore since August 1998. From April 2000 to present, Mr. Kelvie has served as the Chairman and Chief Executive Officer of Overture Technologies, Inc., a venture focused on transforming the student financial aid process. From November 1990 to July 2000, Mr. Kelvie was Executive Vice President and Chief Information Officer (CIO) at Fannie Mae. Before joining Fannie Mae, Mr. Kelvie was a partner with Nolan, Norton & Company, a management consulting company specializing in information technology strategies and plans and served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers, an insurance and financial services company. Mr. Kelvie received a BS in English literature from Tufts University and an MS in English literature from Trinity College.

VOTE REQUIRED

        The nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class III directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE ELECTION OF THE NOMINEES LISTED ABOVE

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        The following table sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director's age as of the Record Date, position with the Company and business experience.

Name of Nominee	Age	Position
Class I Director
Venetia Kontogouris(1)(2)	50	Director
Class II Directors
Jenne K. Britell, Ph.D.(2)	59	Director
John Gibbons(1)	51	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

        Venetia Kontogouris has served on Viant's Board of Directors since June 1996. From November 1999 to present, Ms. Kontogouris has served as the Managing Director of Trident Capital, a venture capital firm and prior to that, served as the President of Enterprise Associates, LLC, the venture capital unit of IMS Health, an information solutions provider to the pharmaceutical and healthcare industries. From July 1997 to November 1999, Ms. Kontogouris also served as a Senior Vice President of Cognizant Corporation, a venture capital interest. From 1992 to July 1997, Ms. Kontogouris was a Senior Vice President with The Dun & Bradstreet Corporation, a business services company. Ms Kontogouris serves on the Board of Directors of Cognizant Technology Solutions Corporation, an information technology consulting company and several private companies. Ms. Kontogouris holds a BA from Northeastern University and an MBA from the University of Chicago.

        Jenne K. Britell, Ph.D., has served on Viant's board of directors since December 2001. From February 2001, to the present, Dr. Britell has served as the Chairman and CEO of Structured Ventures, Inc. She is also currently a director of Crown Cork and Seal (NYSE: CCK), Lincoln National Corp. (NYSE: LNC) and Aames Financial Corp. (OTC BB: AMSF.OB). From August 1996-March 2000, she held several positions at GE Capital, most recently as Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. While at GE Capital, she served as Chairman of the Management or Supervisory Boards of several foreign GE-owned banks. Dr. Britell previously was Executive Vice President and Chief Lending Officer of Dime Bancorp and served as a Trustee of TIAA-CREF. She earned a B.A. with honors and an M.A. from Harvard University, as well as an M.S. and Ph.D. from Columbia University.

        John Gibbons has served on Viant's board of directors since December 2001. Dr. Gibbons has over 15 years of senior management experience in the financial services arena. From January to December, 2001, Dr. Gibbons served as Senior Vice President for FHLB in Chicago, responsible for strategy development. From October, 1996 to March, 2000, Mr. Gibbons served as Executive Vice President and Chief Financial Officer of Freddie Mac. From 1985-1991, he held the positions of Director, Financial Institutions Group, and Vice President, Mortgage Finance at Merrill Lynch. He has also been an analyst at Standard & Poor, and was a Visiting Assistant Professor in Social Sciences at the University of Chicago. Dr. Gibbons has an MBA from Wharton School, and a B.A. and Ph.D. from Harvard University.

EXECUTIVE OFFICERS OF THE REGISTRANT

        Our executive officers as of May 28, 2002 are as follows:

Name	Age	Position with Viant
Robert L. Gett	51	Chairman and Chief Executive Officer
Bruce Shoger	54	President and Chief Operating Officer
M. Dwayne Nesmith	40	Vice President and Chief Financial Officer
Christopher Newell	51	Vice President and Chief Knowledge Officer
Diane M. Hall	39	Vice President and Chief Delivery Officer

        Bruce Shoger has served as President and Chief Operating Officer of Viant since January 2002. From June 1999 to February 2001, Mr. Shoger was the Chief Operating Officer of Ernst & Young Applications Services LLC, a wholly owned subsidiary of Cap Gemini Ernst & Young LLC. From October 1996 to February 2001, Mr. Shoger was a partner for Ernst and Young. Mr. Shoger received his B.S. degree in Business Management from Northern Illinois University.

        M. Dwayne Nesmith has served as Vice President and Chief Financial Officer of Viant since March 1999. From December 1996 to March 1999, Mr. Nesmith served as Viant's Vice President of Operations and Planning, and from May 1996 to June 1998, Mr. Nesmith served as Viant's Vice President of Product Marketing. From January 1992 to April 1996, Mr. Nesmith was a product manager for Compuware Corporation, a technology consulting and software development company. From August 1989 to December 1991, Mr. Nesmith was a product marketing manager for Oracle Corporation, a database and technology company. Mr. Nesmith holds a BS in Computer Science from the University of Mississippi and an MBA from the Harvard Business School.

        Christopher Newell has served as Vice President and Chief Knowledge Officer of Viant since April 1999. From January 1994 to March 1999, Mr. Newell founded and served as Executive Director for the Lotus Institute, the research and executive education division of Lotus Development Corporation, a software company. From October 1988 to January 1994, Mr. Newell served as Director of Organizational Development and Training for Lotus Development Corporation. From October 1998 to March 1999, Mr. Newell served as the Co-Director of the IBM Institute for Knowledge Management. Mr. Newell holds a BA in Psychology from Wheeling Jesuit College, an MS in Counseling Education from Suffolk University, and a Ph.D. in Psychology from Massachusetts School of Professional Psychology.

        Diane M. Hall has served as Vice President and Chief Delivery Officer since January 2001. From April 1999 to January 2001, she served as Viant's Vice President and Chief People Officer, from January 1998 to April 1999, she served as Viant's Vice President and Chief People and Knowledge Officer, and from March 1997 to January 1998, she served as Viant's Vice President and Chief Knowledge Officer. From March 1996 to March 1997, Ms. Hall was an independent business and technology consultant. From August 1993 to March 1996, Ms. Hall was a Senior Director at Cambridge Technology Partners (Massachusetts), Inc. Ms. Hall holds a BS in Computer Science from the University of Massachusetts at Lowell.

        There are no family relationships among any executive officer or director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRINCIPAL STOCKHOLDERS

        The following table sets forth the beneficial ownership of the Company's common stock as of May 13, 2002 (i) by each of the named executive officers named in the table under "Executive Compensation—Summary Compensation Table," (ii) by each director and nominee, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company, based on statements filed by such persons pursuant to Section 13(D) or 13(G) of the Securities and Exchange Act of 1934, as amended, to be the beneficial owners of more than 5% of the Company's common stock. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of May 13, 2002, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of May 13, 2002 Viant had 49,143,760 shares outstanding. Unless indicated otherwise below, each stockholder named in the table has sole voting and investment power of the shares beneficially owned, subject to community property laws.

Name of Person or Entity	Number of Shares	Options	Percentage of Shares Outstanding
5% Stockholders
divine, inc.(1)	5,436,114	—	11.1%
Robert L. Gett	4,247,440	60,000	8.8%
Ahmut H. Okumus(2)	4,160,177	—	8.5%
Coghill Capital Management(3)	3,730,984	—	7.6%
PAW Capital(4)	3,410,000	—	6.9%
Citigroup/Salomon Smith Barney(5)	2,543,040	—	5.2%
Named Executive Officers and Directors
Robert L. Gett(6)	4,247,440	60,000	8.8%
Venetia Kontogouris(6)	43,838	99,166	*
William E. Kelvie(6)	17,500	119,166	*
Jenne K. Britell(6)	—	54,166	*
John Gibbons(6)	—	54,166	*
M. Dwayne Nesmith(6)	170,010	159,338	*
Diane M. Hall(6)	119,092	156,992	*
Christopher Newell(6)	4,468	72,778	*
All directors and executive officers as a group (9 persons)	4,602,348	875,772	11.0%

*
Less than 1% of the outstanding shares of common stock.

(1)
Share numbers are based upon a Form 13(D) filed on April 16, 2002 by holder. divine, inc. ("divine") has limited voting control over these shares as a result of the execution of voting agreements by the directors and executive officers (and certain affiliates thereof) of the Company (the "Voting Agreements") required pursuant to the Agreement and Plan of Merger and Reorganization by and among the Company, divine and DVC Acquisition Company, dated as of April 5, 2002 (the "Merger Agreement"). divine does not have dispositive power over these shares. For a form of Voting Agreement, please see the Company's current report on Form 8-K filed on April 8, 2002 with the SEC. The address for divine, inc. is 1301 N. Elston Avenue, Chicago, IL, 60622.

(2)
Share numbers are based upon a Form 13(G) filed on April 16, 2002 by holder. Holdings consist of 4,160,177 shares held by Okumus Capital, LLC through Okumus Opportunity Fund, Ltd., as to 2,663,177 shares, and Okumus Market Neutral Fund, Ltd., as to 1,497,000 shares, for which

  Okumus Capital serves as the investment manager. Mr. Okumus acts as the managing member for Okumus Capital, LLC. The address for Mr. Okumus and the affiliated entities is 575 Lexington Avenue, 7th Floor, New York, New York 10022.

(3)
Share numbers are based upon a Form 13(D) filed on May 1, 2002 by holder. Holdings consist of 3,730,984 shares held by Clint Coghill through Coghill Capital Management. The address for Clint Coghill and Coghill Capital management is 225 W.Washington Street, Suite 2200, Chicago, IL 60606.

(4)
Share numbers are based upon a Form 13(G) filed on February 14, 2002 by holder. Holdings consist of 3,741,000 shares held by Peter A. Wright through PAW Capital Corp. The address for Peter A. Wright and PAW Capital Corp. is 10 Glennville Street, Greenwich, CT 06831-3638.

(5)
Share numbers are based upon a Form 13(G/A) filed on May 10, 2002 by holder. Holdings consist of 2,543,040 shares held by Citigroup, Inc. through Salomon Smith Barney Holdings, Inc. as to 2,543,040 shares. The address for Salomon Smith Barney Holdings, Inc. is 388 Greenwich Street, New York, New York 10013 and the address for, Citigroup, Inc. is 399 Park Avenue, New York, New York 10043.

(6)
The Voting Agreements grant to divine voting control in certain situations over the shares now owned or later acquired by such person and limits such person's ability to dispose of such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more then ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. During the fiscal year ended December 31, 2001, the following individuals filed late Forms 3, 4, or 5: Jenne K. Britell filed one (1) late Form 3; Robert L. Gett filed one (1) late Form 5 consisting of two (2) transactions; John P. Gibbons filed one (1) late Form 3; Venetia Kontogouris filed one (1) late Form 5 consisting of three (3) transactions; Dwayne Nesmith filed one (1) late Form 4 consisting of one (1) transaction; and Bruce Shoger filed one (1) late Form 3.

BOARD OF DIRECTORS MEETINGS & COMMITTEES

        The Board of Directors of the Company held a total of ten meetings during 2001. The Board of Directors established an Audit Committee and Compensation Committee in April 1999. The Board of Directors does not have a nominating committee or a committee performing such a function.

        The Audit Committee, which currently consists of directors John Gibbons, William Kelvie and Venetia Kontogouris, met six times during 2001. Mr. Gibbons was not a member of our Board of Directors or the Audit Committee during the time of these meetings. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control system and financial reporting procedures, reviews the general scope of the Company's annual audit and reviews and monitors the services provided by the Company's independent accountants. The Audit Committee has a written charter which was filed as an exhibit to our proxy statement for our 2001 Annual Meeting of Stockholders. Also, see the report of the Audit Committee on its activities included later in this Proxy Statement.

        The Compensation Committee, which currently consists of directors Jenne K. Britell and Venetia Kontogouris, met two times during 2001. Ms. Britell was not a member of our Board of Directors or the Compensation Committee during the time of these meetings. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee administers the Company's Stock Option Plans and the Employee Stock Purchase Plan.

        No director attended less than 75% of the total meetings of the Board of Directors or the total number of meetings held by all committees of the Board of Directors on which such director served.

DIRECTORS COMPENSATION

        We do not currently compensate our directors in cash for their service as members of the Board of Directors, although we reimburse our directors for expenses in connection with attendance at Board of Director and committee meetings. Under our 1999 stock option plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. During 2001, the Board of Directors granted options to purchase 75,000 shares of the Company's common stock with an exercise price of $1.55 to the following directors: Venetia Kontogouris, William E. Kelvie, John Gibbons and Jenne K. Britell. 50,000 of these options were immediately exercisable, the remaining 25,000 options vest quarterly over three years.

EXECUTIVE COMPENSATION

        The following table sets forth all compensation awarded, earned or paid to the Company's Chief Executive Officer, and the Company's other most highly compensated executive officers who were serving as executive officers for the fiscal year ended December 31, 2001, for services rendered by each person in all capacities to the Company during the fiscal years 1999, 2000 and 2001. This information includes the dollar value of base salaries and bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights ("SARs") and has no long-term compensation benefits other than options.

SUMMARY COMPENSATION TABLE

Long-term Compensation Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options	All other Compensation
	Year	Salary	Bonus
Robert L. Gett,(1)(2) President and Chief Executive Officer, and Director	2001 2000 1999	$268,262.35 224,038.53 174,230.81	$	— — 245,000.00	120,000 20,000 —	$	— — —
Diane M. Hall, Vice President and Chief Delivery Officer	2001 2000 1999	249,999.88 240,922.98 175,538.42		50,000.00 — 136,042.28	100,000 68,000 78,000		— — —
Dwayne Nesmith, Vice President and Chief Financial Officer	2001 2000 1999	247,307.64 222,499.97 175,288.49		50,000.00 — 135,848.58	100,000 56,000 162,000		— — —
Christopher Newell, Chief Knowledge Officer	2001 2000 1999	207,788.43 185,961.53 126,538.48		54,043.27 68,647.13 —	40,000 20,000 100,000		— — —

(1)
On November 4, 1996, Viant and Robert L. Gett entered into a Key Employee Agreement. Under the terms of Viant's Key Employee Agreement, Mr. Gett's employment with Viant shall last until the earlier of (i) Mr. Gett's death, (ii) disability lasting 270 days, (iii) 30 days after written notice from Mr. Gett terminating the Agreement or (iv) 30 days after written notice by Viant, with or without cause, terminating the Agreement. Mr. Gett is eligible to receive deferred bonus, pension, group medical insurance, profit sharing and other benefits in place from time to time. If Mr. Gett's employment is terminated by Viant without cause, Viant has agreed to continue to pay Mr. Gett's salary for a period of one year from the date of such termination. Mr. Gett will also continue to receive the same employee benefits which he had as an employee until the earlier of: (1) one year from the date of such termination, and (2) the date on which Mr. Gett is re-employed.

(2)
As of January 1, 2002, Viant retained Mr. Bruce Shoger to serve as its President and Chief Operating Officer. In connection with this hiring, Mr. Gett retained his role as Chief Executive Officer and became Chairman of our Board of Directors.

OPTION GRANTS IN THE LAST FISCAL YEAR

        The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2001 to each named executive officer in the Summary Compensation Table above. In accordance with the rules of the Securities and Exchange Commission, the table sets forth hypothetical gains of "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective terms. These amounts do not represent the Company's estimate of future stock prices. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions. There can be no assurance that the potential realized values shown in this table will be achieved.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
		% of Total Options Granted to Employees in Fiscal Year
Name	Number of Options Granted(1)		Exercise Price Per Share
				Expiration Date	5%	10%
Robert L. Gett, President and Chief Executive Officer, and Director	120,000	1.70%	$1.45	07/31/2011	$109,428	$277,311
Diane M. Hall, Vice President and Chief Delivery Officer	100,000	1.42%	1.45	07/31/2011	91,190	231,093
Dwayne Nesmith, Vice President and Chief Financial Officer	100,000	1.42%	1.45	07/31/2011	91,190	231,093
Christopher Newell, Chief Knowledge Officer	40,000	0.57%	1.45	07/31/2011	36,476	92,437

(1)
The options shown in the table were granted pursuant to the Company's 1999 Stock Option Plan. They were granted at fair market value and will expire ten years from the date of grant. Although, options granted under Viant's 1999 Stock Option Plan will generally vest over four years, with 25% of the shares vesting after one year and the remaining shares vesting in installments based on full calendar quarters over the next 36 months, options granted under Viant's Evergrowth program vest over two years, with 50% of the shares vesting after one year and the remaining 50% vesting after the second year. All options granted to our executive officers in 2001 were granted under Viant's Evergrowth program.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

        The following table describes for the named executive officers their option exercises for the fiscal year ended December 31, 2001, and exercisable and unexercisable options held by them as of December 31, 2001.

        The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based on a value of $1.67 per share, the fair market value of our common stock as of December 31, 2001, and which was the closing price of our common stock on December 31, 2001, as reported on the NASDAQ stock market, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under either our 1996 or 1999 Stock Option Plans. Typically, the shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each quarter thereafter.

			Number Of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Gett, President and Chief Executive Officer, and Director	—	$—	—	140,000	$—	$26,400
Diane M. Hall, Vice President and Chief Delivery Officer	—	—	84,244	213,632	71,550	24,300
Dwayne Nesmith, Vice President and Chief Financial Officer	—	—	81,337	220,001	—	22,000
Christopher Newell, Chief Knowledge Officer	—	—	40,278	92,500	—	12,100

(1)
These values have not been, and may never be, realized. These values are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's common stock on December 31, 2001.

TEN YEAR OPTIONS REPRICING

        The following table sets forth information with respect to all repricings of options held by each of the named executive officers.

Name	Date	Securities Underlying Options Repriced or Amended(%)		Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment
Christopher Newell, Chief Knowledge Officer	07/31/2001 07/31/2001	.39 ..13	% %	$1.45 1.45	$20.81 5.88	$1.45 1.45	8.71 Years 9.17 Years

BOARD OF DIRECTORS' REPORT ON THE OPTION EXCHANGE PROGRAM

        After considering various alternatives to address employee retention and motivation, the Compensation Committee initiated a stock option exchange program in January 2001. Under this program, all employees except certain members of Senior Management, were given the opportunity to cancel outstanding stock option grants, granted to them by Viant. Under this program, the employee could select grants to be exchanged at 100% for all vested options and 75% for all unvested options, to be granted at least six months and one day from the date the old options are cancelled, provided the individual is still employed on such date. In addition, each employee who chose to exchange any options was also required to exchange all options granted six months prior to the cancellation date. The cancellation date for the program was January 16, 2001. Vesting continued for all exchanged options according to the original schedule; the amount that vested during the cancellation period was reduced to the 75% factor. The vesting commencement date of the old options stayed intact. On January 16, 2001, Viant accepted for cancellation and exchange options to purchase a total of 6.0 million shares of common stock. On July 31, 2001, stock options to purchase 2.9 million shares were issued at the then fair market value pursuant to the terms of the option exchange program. On August 10, 2001 an additional 0.4 million shares were issued at the then fair market value under the UK Stock Option Plan pursuant to the terms of the exchange program. The exercise price of these stock options was the same as the fair value on the date of grant; accordingly compensation charges were not recorded.

        Stock options are intended to provide incentives to Viant's employees. The Compensation Committee believes that such equity incentives are a significant factor in Viant's ability to attract, retain and motivate employees who are critical to Viant's long-term success. The disparity between the original exercise prices of Viant's outstanding stock options and the market price for the common stock did not provide, in the judgment of the Compensation Committee, a meaningful incentive or retention device to those holding stock options and, therefore, the Compensation Committee determined that offering the option exchange program was in the best interest of Viant and its stockholders.

                      Respectfully submitted,
                      THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for reviewing the Company's overall compensation policies and, with the input of the Company's Director of Human Resources, setting the compensation of the Company's executive officers. Throughout fiscal year 2001, the Compensation Committee was comprised solely of non-employee directors. From January 1, 2001 until May 24, 2001, the committee consisted of Mr. William Davidow and Ms. Venetia Kontogouris, from May 25, 2001 until December 18, 2001, the committee consisted solely of Ms. Venetia Kontogouris and from December 19, 2001 until present, the committee consists of Ms. Venetia Kontogouris and Dr. Jenne K. Britell.

Compensation Philosophies and Goals

        Our executive compensation program for fiscal year 2001 consisted of a combination of base salary, cash bonuses and stock options. Our compensation program is designed to align executive and stockholder interests through incentives for the achievement of specific goals and objectives by the executive and the company. Accordingly, 30% to 40% of the Company's executives total compensation is directly linked to the satisfaction by the Company or the executive of these specified goals and objectives. By linking compensation to the achievement of these core objectives and fundamental goals, we believe that a performance-oriented environment is created for our executives and other employees.

        The Company's executive compensation program for 2001 also further aligns executive and stockholder interests by providing executives with an equity interest in the Company through the granting of stock options. The Chief People Officer recommended the size of the option grant to the Compensation Committee for approval. The Compensation Committee in conjunction with the Chief Executive Officer based its review of such recommended grants on various factors, including the executive's responsibilities, leadership roles, the executive's past, present and expected contributions to the Company's goals and objectives and the executive's current stock and option holdings.

        In addition to structuring its executive compensation program in a manner that will reward executives for the achievement of the company's objectives and goals, as well as for individual performance, we also seek to attract and retain key executives through our compensation programs.

Cash Compensation in Fiscal 2001

        In keeping with the Company's desire to create a performance-oriented environment through its compensation programs, the bonus component is a significant percentage of the overall cash compensation payable to the Company's executive officers. For 2001, the Compensation Committee determined base salaries of the executive officers. The Company adopted a performance-based bonus plan for key employees in 2001, which covered the executive officers (excluding the CEO) and other senior management of the Company. Under this bonus plan, the Chief People Officer recommended the target amount of bonus compensation payable to each participant for the year to the Compensation Committee for approval. Each participant's actual bonus compensation was determined based on the participant's achievement of specified goals. Each executive had specific measurable performance targets designed, upon meeting the desired result, to positively improve the operations and performance of the Company. These included market recognition, revenue generation, cost reductions, cash preservation and delivery excellence.

Compensation of Chief Executive Officer

        The Compensation Committee set Mr. Gett's base salary at $300,000 per year, effective April 1, 2001. This annual salary adjustment was made to continue bringing Mr. Gett's salary in line with the current market salaries of other chief executive officer's in similar companies. This action reflects the Company's practice of targeting employee compensation to market. Mr. Gett did not participate in the Company's 2001 performance-based bonus plan.

Incentive Compensation

        During 2001 the named executive officers received options to purchase an aggregate of 360,000 shares of common stock at a weighted average exercise price of $1.45 per share, as indicated in the Option Grants in Last Fiscal Year table.

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986

        The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. None of the compensation paid by the Company in fiscal 2001 was subject to the limitation on deductibility. The Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine was further action, if any, is appropriate.

                      Respectfully submitted,
                      THE COMPENSATION COMMITTEE
                      Venetia Kontogouris

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Severance Agreements

        As of April 1, 2001, we entered into a Change of Control Severance Agreement with M. Dwayne Nesmith our Chief Financial Officer. Mr. Nesmith's agreement provides that if he is involuntarily terminated 3 months prior to or twelve (12) months following a change of control he will be entitled to the following:

  •
  A lump sum payment equal to 9 months of his base salary as in effect on the date of termination;

  •
  Acceleration of all unvested stock options, which as of May 13, 2002 equaled 158,000 shares of our common stock out of 301,338 shares of common stock outstanding under existing options as of that date;

  •
  The release of any repurchase right as to zero shares of common stock purchased prior to the change of control; and

  •
  Health benefits equal to those existing immediately prior to the date of termination until the earlier of (i) 9 months following the termination date or (ii) the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

        As of April 1, 2001, we entered into a Change of Control Severance Agreement with Diane Hall our Chief Delivery Officer. Ms. Hall's agreement provides that if she is involuntarily terminated within twelve (12) months following a change of control she will be entitled to the following:

  •
  A lump sum payment equal to 9 months of her base salary as in effect on the date of termination;

  •
  Acceleration of all unvested stock options, which as of May 13, 2002 equaled 152,508 shares of our common stock out of 297,876 shares of common stock outstanding under existing options as of that date;

  •
  The release of any repurchase right as to any zero shares of common stock purchased prior to the change of control; and

  •
  Health benefits equal to those existing immediately prior to the date of termination until the earlier of (i) 9 months following the termination date or (ii) the date she is no longer eligible to receive continuation benefits pursuant to COBRA.

        As of April 1, 2001, we entered into a Change of Control Severance Agreement with Christopher Newell our Chief Knowledge Officer. Mr. Newell's agreement provides that if he is involuntarily terminated within twelve (12) months following a change of control he will be entitled to the following:

  •
  A lump sum payment equal to 6 months of his base salary as in effect on the date of termination;

  •
  Acceleration of all unvested new hire stock options, which as of May 13, 2002 equaled 31,250 shares of our common stock out of 77,778 shares of common stock outstanding under existing new hire options as of that date;

  •
  The release of any repurchase right as to zero shares of common stock purchased prior to the change of control; and

  •
  Health benefits equal to those existing immediately prior to the date of termination until the earlier of (i) 6 months following the termination date or (ii) the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

        As of January 2, 2002, we entered into a Change of Control Severance Agreement with Bruce Shoger our President and Chief Operating Officer. Mr. Shoger's agreement provides that if he is involuntarily terminated within twelve (12) months following a change of control he will be entitled to receive the following:

  •
  A lump sum payment equal to twelve (12) months of his base salary as in effect on the date of termination;

  •
  An additional twelve months of vesting for all outstanding and unvested stock options granted prior to the change of control, which as of May 13, 2002 would equal 212,499 shares of our common stock out of 1,000,000 shares of our common stock outstanding under existing options as of that date;

  •
  The release of any repurchase right as to zero shares of common stock purchased prior to the change of control; and

  •
  Health benefits equal to those existing immediately prior to the date of termination until the earlier of (i) twelve (12) months following the termination date or (ii) the date he is no longer eligible to receive continuation benefits pursuant to COBRA.

THE AUDIT COMMITTEE

        The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions and selects our independent accountants. In discharging its duties, the committee:

  •
  reviews and approves the scope of the annual audit and the independent accountants' fees;

  •
  meets independently with our internal auditing staff, our independent accountants and our senior management; and

  •
  reviews the general scope of our accounting, financial reporting, annual audit and internal audit program and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter.

        The Audit Committee operates under a written charter adopted by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process.

        The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with the Company's management.

  2.
  The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

  3.
  The Audit Committee has reviewed the fees paid to the independent accountants for their provision of services other than those related to reviewing the Company's financial statements and has determined that the payment of such fees and the provision of such other services is compatible with the maintenance of the accountants' independence.

  4.
  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants the independent accountants' independence.

  5.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        The Audit Committee and the Board of Directors have selected, subject to stockholder ratification, PricewaterhouseCoopers LLP to serve as the company's independent accountants for 2002.

        Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

                    The members of the Audit Committee:
                    John Gibbons, William Kelvie and Venetia Kontogouris

        THE INFORMATION CONTAINED IN THIS REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES BY REFERENCE IN SUCH FILING.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

        The Company has selected PricewaterhouseCoopers LLP as its principal independent accountants to perform the audit of the Company's consolidated financial statements for the current fiscal year, and the stockholders are being asked to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

        Audit Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of $195,300 in fees and expenses for professional services rendered in connection with the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2001 and reviews of the consolidated financial statements included in each of the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001.

        Financial Information Systems Design and Implementation Fees.    PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company for the fiscal year ended December 31, 2001, in connection with financial information systems design and implementation, the operation of the Company's information systems or the management of its local area networks.

        All Other Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of $405,070 in fees and expenses for other services rendered to the Company for the fiscal year ended December 31, 2001 for the following professional services:

Audit-related services(a):	$57,400
Income tax compliance and related tax services:	$278,371
Other (b):	$69,299

(a)
Audit related fees include fees for issuance of consents, audits of the Company's employee benefit plans, and review and assistance with documents filed with the SEC.

(b)
Other fees include fees for acquisition related services.

Vote Required

        The affirmative vote of the holders of a majority of the shares of the Company's common stock present and voting at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS, LLP

PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders of the Company's common stock at December 31, 2001 since June 18, 1999 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) the "Nasdaq Stock Market (U.S.)" index, and (ii) the "JP Morgan H&Q Information Services" index (formerly known as "Chase H&Q Information Services" index). The graph assumes the investment of $100 in the Company's common stock and each of such indices (from June 18, 1999) and reflects the change in the market price of the Company's common stock relative to the noted indices at quarterly intervals from June 18, 1999 to December 31, 2001 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.

COMPARISON OF 30 MONTH CUMULATIVE TOTAL RETURN*
AMONG VIANT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q INFORMATION SERVICES INDEX

*
$100 invested on 6/18/99 in stock or on 5/31/99 in index-including reinvestment of dividends. Fiscal year ending December 31, 2001.

Other Matters

        The Board of Directors does not presently intend to bring any other business before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                      By Order of the Board of Directors
                      /s/ Issac J. Vaughn

                      Issac J. Vaughn
                      Secretary

Boston, Massachusetts
May 29, 2002

DETACH HERE

ZVTCC2

PROXY

VIANT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
THURSDAY, JUNE 20, 2002

The undersigned hereby appoints Robert Gett, Dwayne Nesmith, Issac J. Vaughn and Jason Altieri, or any of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Viant Corporation (the "Company") to be held at the Wyndham Hotel—Boston, 89 Broad Street, Boston, Massachusetts 02110 on Thursday, June 20, 2002 at 10:00 a.m. local time, and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                                                                      SEE REVERSE SIDE

VIANT CORPORATION
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

VOTE BY TELEPHONE

It's fast, convenient and immediate.
Call Toll-Free on a Touch-Tone Phone
 1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1.
Read the accompanying Proxy Statement and Proxy.

2.
Call the toll-free number
1-877-PRX-VOTE (1-877-779-8683).

3.
Enter your Voter Control Number located on your Proxy above your name.

4.
Follow the recorded instructions.

Your vote is important!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET

It's fast, convenient and your vote is immediately confirmed and posted.

Follow these four easy steps:

1.
Read the accompanying Proxy Statement and Proxy.

2.
Go to the Website
http://www.eproxyvote.com/vian

3.
Enter your Voter Control Number located on your Proxy above your name.

4.
Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/vian anytime!

Do not return your Proxy if you have voted by Telephone or Internet

Proxies submitted by telephone or the Internet must be received by 12:00 midnight,
Eastern Time, on June 19, 2002.

DETACH HERE

ZVTCC1

/x/    Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR THE CLASS III DIRECTORS LISTED BELOW AND A VOTE FOR PROPOSAL 2.

1.
To elect the Class III directors to hold office for three years or until each director's successor is elected.

        Nominees:    (01) Robert L. Gett and (02) William Kelvie

        FOR BOTH NOMINEES    / /                    WITHHELD FROM BOTH NOMINEES    / /

/ /	For both nominees except as noted above
2.
To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors.

        FOR    / /            AGAINST    / /             ABSTAIN    / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                / /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the Proxy for a deceased Stockholder should give their full title. Please date the Proxy.

Signature:                                      Date:                      Signature:                                     Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY MATERIAL FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROXY
VIANT CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 20, 2002
Do not return your Proxy if you have voted by Telephone or Internet
Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Eastern Time, on June 19, 2002.
MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR THE CLASS III DIRECTORS LISTED BELOW AND A VOTE FOR PROPOSAL 2.